                                                                    Exhibit 10.9

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                          SHORT TERM CREDIT AGREEMENT


                           dated as of April 4, 2000


                                  by and among


                     BLACK BOX CORPORATION OF PENNSYLVANIA,
                                  as Borrower,


                THE GUARANTORS PARTIES HERETO FROM TIME TO TIME,

                  THE LENDERS PARTIES HERETO FROM TIME TO TIME


                                      and


                               MELLON BANK, N.A.,
                                    as Agent



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


                                Table of Contents


         Section                                              Title                                                   Page
         -------                                              -----                                                   ----
        ARTICLE I       DEFINITIONS; CONSTRUCTION.......................................................................1

             1.01       Certain Definitions.............................................................................1

             1.02       Construction...................................................................................17

             1.03       Accounting Principles..........................................................................17


       ARTICLE II       REVOLVING CREDIT...............................................................................19

             2.01       Revolving Credit Loans.........................................................................19

             2.02       Revolving Credit Commitment Fee................................................................20

             2.03       Making of Revolving Credit Loans...............................................................20

             2.04       Interest Rates.................................................................................21

             2.05       Conversion or Renewal of Interest Rate Options.................................................24

             2.06       Prepayments Generally..........................................................................25

             2.07       Optional Prepayments...........................................................................25

             2.08       Interest Payment Dates.........................................................................25

             2.09       Payments Generally; Interest on Overdue Amounts................................................26

             2.10       Additional Compensation in Certain Circumstances...............................................27

             2.11       Taxes..........................................................................................28

             2.12       Funding by Branch, Subsidiary or Affiliate.....................................................30

             2.13       Conversion to Term Loan on the Revolving Credit Maturity Date..................................31


      ARTICLE III       ...............................................................................................31


       ARTICLE IV       REPRESENTATIONS AND WARRANTIES.................................................................31

             4.01       Incorporation by Reference.....................................................................31


        ARTICLE V       CONDITIONS OF LENDING..........................................................................32

             5.01       Conditions to Making Initial Loans.............................................................32

             5.02       Conditions to All Loans........................................................................34


       ARTICLE VI       AFFIRMATIVE COVENANTS..........................................................................35

             6.01       Incorporation by Reference.....................................................................35

      ARTICLE VII       NEGATIVE COVENANTS.............................................................................35

             7.01       Incorporation by Reference.....................................................................35


     ARTICLE VIII       DEFAULTS.......................................................................................35

             8.01       Events of Default..............................................................................35

             8.02       Consequences of an Event of Default............................................................37


       ARTICLE IX       THE AGENT......................................................................................38

             9.01       Appointment....................................................................................38

             9.02       General Nature of Agent's Duties...............................................................38

             9.03       Exercise of Powers.............................................................................39

             9.04       General Exculpatory Provisions.................................................................39

             9.05       Administration by the Agent....................................................................40

             9.06       Lender Not Relying on Agent or Other Lenders...................................................41

             9.07       Indemnification................................................................................41

             9.08       Agent in its Individual Capacity...............................................................42

             9.09       Holders of Notes...............................................................................42

             9.10       Successor Agent................................................................................42

             9.11       Additional Agents..............................................................................43

             9.12       Calculations...................................................................................43

             9.13       Agent's Fee....................................................................................43

             9.14       Funding by Agent...............................................................................43


        ARTICLE X       MISCELLANEOUS..................................................................................44

            10.01       Holidays.......................................................................................44

            10.02       Records........................................................................................44

            10.03       Amendments and Waivers.........................................................................44

            10.04       No Implied Waiver; Cumulative Remedies.........................................................45

            10.05       Notices........................................................................................45

            10.06       Expenses; Taxes; Indemnity.....................................................................46

            10.07       Severability...................................................................................47

            10.08       Prior Understandings...........................................................................47

            10.09       Duration; Survival.............................................................................47

            10.10       Counterparts...................................................................................48

            10.11       Limitation on Payments.........................................................................48

            10.12       Set-Off........................................................................................48

            10.13       Sharing of Collections.........................................................................48

            10.14       Successors and Assigns; Participation Assignments..............................................49

            10.16       Termination of Existing Revolving Credit Facilities............................................54

            10.17       Confidentiality................................................................................55


         Exhibit A - Form of Revolving Credit Note
         Exhibit B - [None]
         Exhibit C - [None]
         Exhibit D - Form of Parent Guaranty
         Exhibit E - Form of Subsidiary Guarantees
         Exhibit F - Quarterly Compliance Certificate
         Exhibit G - [None]
         Exhibit H - Subordination Terms
         Exhibit I - Transfer Supplement
         Exhibit J - Form of Term Note

         Schedule 4.01 - Jurisdictions of Incorporation
         Schedule 4.11 - Capitalization of Subsidiaries
         Schedule 4.12 - Joint Ventures
         Schedule 4.13 - Capitalization of Borrower and Guarantor
         Schedule 4.14 - Litigation
         Schedule 4.21 - Plans and Multiemployer Plans
         Schedule 7.05 - Existing Liens
         Schedule 7.06 - Existing Indebtedness

         Annex A - Pricing Grid
         Annex B - Commitment Schedule
         Annex C - Domestic Subsidiaries

                           SHORT TERM CREDIT AGREEMENT

                  THIS SHORT TERM CREDIT AGREEMENT (this "Agreement"), dated as of April 4, 2000, by and among BLACK BOX CORPORATION OF PENNSYLVANIA, a Delaware corporation (the "Borrower"), BLACK BOX CORPORATION, a Delaware corporation (the "Parent"), the guarantors parties hereto from time to time (together with the Parent, the "Guarantors"), the Lenders parties hereto from time to time and MELLON BANK, N.A., a national banking association, as agent for the Lenders parties hereunder (in such capacity, together with the successors in such capacity, the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower is proposing to refinance certain obligations of the Borrower and the Parent, as guarantor, to Mellon Bank, N.A., as lender, under the Existing Revolving Credit Facilities (as defined below);

                  WHEREAS, the Borrower has requested the Lenders to provide a revolving credit facility (a) to provide the funds necessary to refinance the Existing Credit Facilities and (b) to provide funds for the working capital requirements and general corporate purposes of the Borrower; and

                  WHEREAS, the Lenders have agreed to extend credit to the Borrower on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

                  1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Acquisition" of a Person shall mean the acquisition of all or substantially all of the assets of such Person, whether by acquisition of the assets of such Person or of the ownership interests of such Person, or otherwise.

                  "Administrative Questionnaire" means, with respect to each Lender, a questionnaire in the form prepared by the Agent and submitted by such Lender to the Agent (with a copy for the Borrower), duly completed by such Lender.

                  "Affected Lender" shall have the meaning set forth in Section 2.04(e) hereof.

                  "Affiliate" of a Person (the "Specified Person") shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person. For purposes of the preceding sentence, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Alternative Funds" shall have the meaning set forth in
Section 2.04(f) hereof.

                  "Applicable Lending Office" shall mean, with respect to any Lender (a) in the case of the Base Rate Portion of its Loans, its Domestic Lending Office and (b) in the case of the Euro-Rate Portion of its Loans, its Euro-Rate Lending Office.

                  "Applicable Margin" shall have the meaning set forth in
Section 2.04(b) hereof.

                  "Applicable Tier" shall have the meaning set forth in Annex A hereof.

                  "Assured Obligation" shall have the meaning set forth in the definition of Guaranty Equivalent.

                  "Base Rate" shall have the meaning set forth in Section 2.04(a)(i) hereof.

                  "Base Rate Option" shall have the meaning set forth in Section 2.04(a)(i) hereof.

                  "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (a) under the Base Rate Option or (b) in accordance with Section 2.09(b)(ii) hereof. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania.

                  "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of nine (9) months from the date of acquisition, (b) commercial paper maturing not in excess of nine (9) months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above: (i) time deposits, certificates of deposit and acceptances maturing not in excess of nine
(9) months from the date of acquisition; or (ii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type referred to in clause (a) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control" shall mean any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 50% or more of the combined voting power of all the outstanding voting securities of the Parent.

                  "Closing Date" shall mean the date of the making of the first Loan hereunder.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" of a Lender shall mean the Revolving Credit Commitment of such Lender.

                  "Commitment Fee" shall have the meaning set forth in Section
2.02 hereof.

                  "Commitment Fee Rate" shall have the meaning set forth in
Section 2.02.

                  "Commitment Percentage" of any Lender at any time shall mean the ratio of such Lender's Revolving Credit Committed Amount set forth next to its name on the Commitment

Schedule to the aggregate Revolving Credit Committed Amounts of each of the Lenders subject to transfer to another Lender as provided in Section 10.14 hereof.

                  "Commitment Schedule" means the Schedule attached to this Agreement identified as such in Annex B.

                  "Computer Controlled Equipment and Systems" shall mean all equipment systems and/or any other devices utilizing software driven technology and/or microchip technology (including, but not limited to, any equipment, systems or other devices utilizing microcomputer, minicomputer or programmable logic controllers), which a Loan Party or Subsidiary thereof utilizes in connection with the operation of its business.

                  "Consolidated Fixed Charge Coverage Ratio", as of the last day of any fiscal quarter, shall mean the ratio of (a) Consolidated EBITDA plus the aggregate amounts that were paid as rent by the Parent and its consolidated Subsidiaries minus Capital Expenditures of the Parent and its consolidated Subsidiaries minus charges against income for foreign, federal, state and local income Taxes of the Parent and its consolidated Subsidiaries to (b) the current maturities of long term Indebtedness of the Parent and its Subsidiaries plus Consolidated Interest Expense plus the aggregate amounts that were paid as rent by the Parent and its consolidated Subsidiaries, plus, the aggregate amounts of dividends, distributions and stock repurchases, in each case for the 4 most recently completed fiscal quarters ending on such day, considered as a single accounting period provided that any stock repurchase prior to the Closing Date shall not be included in such determination. If an Acquisition occurs during such period, each element of the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if the Acquisition had been made, and any Indebtedness or other obligations issued or incurred in connection therewith had been issued or incurred, as of the first day of such period; provided, however, that, in making such calculations, the Borrower may ignore those expenses and distributions of the acquired Person that would not have been incurred had the Acquisition occurred as of the first day of such period. In making such pro forma calculation of the Consolidated Interest Expense with respect to Indebtedness or other obligations issued or incurred in connection with the Acquisition, interest expense thereon shall be calculated on the basis of an interest rate per annum not less than the one-month Euro-Rate as of the last day of such period plus an Applicable Margin determined on the basis of the Consolidated Leverage Ratio as of the last day of such period.

                  "Consolidated EBIT" for any period, with respect to the Parent and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income of the Parent and its consolidated Subsidiaries for such period, (b) Consolidated Interest Expense for such period and (c) charges against income for foreign, federal, state and local income taxes for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" for any period, with respect to the Parent and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated EBIT for such period, (b) depreciation expense for such period, and (c) amortization expense for such period, all as determined on a consolidated basis in accordance with GAAP plus noncash charges to the extent included in determining Consolidated Net Income for which no future cash expenditure is reasonably anticipated.

                  "Consolidated Interest Coverage Ratio", as of the last day of any fiscal quarter, shall mean the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense for the immediately preceding four (4) quarter period ending on the date of determination.

                  "Consolidated Interest Expense" for any period shall mean the total interest expense of the Loan Parties and their consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio", as of the last day of each fiscal quarter, shall mean the ratio of (a) the aggregate Indebtedness of the Parent and its consolidated Subsidiaries as of such day to (b) Consolidated EBITDA of the Parent and its consolidated Subsidiaries for the 4 most recently completed fiscal quarters ending on such day, considered as a single accounting period. If an Acquisition occurs during such period, (i) Consolidated EBITDA of the Parent and its consolidated Subsidiaries shall be calculated on a pro forma basis as if the Acquisition had been made as of the first day of such period and
(ii) the aggregate Indebtedness of the Parent and its consolidated Subsidiaries as of the date of determination of the Consolidated Leverage Ratio shall include Indebtedness incurred in connection with and after giving effect to the Acquisition (and including, on a pro forma basis, all Indebtedness to be incurred in connection with the Acquisition, to the extent not incurred on such date); provided, however, that, in making such calculations, the Borrower may ignore those expenses and distributions of the acquired Person that would not have been incurred had the Acquisition occurred as of the first day of such period.

                  "Consolidated Net Income" for any period, with respect to the Parent and its consolidated Subsidiaries shall mean the net earnings (or loss) after taxes of the Parent and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be deducted therefrom (a) income or loss accounted for by the Parent on the equity method because of the income (or deficit) during such period of any Person (other than a consolidated Subsidiary of the Parent) in which the Parent or any consolidated Subsidiary of the Parent has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period an amount not in excess of such income has been actually received by the Parent or such consolidated Subsidiary of the Parent in the form of cash or property dividends or similar distributions, (b) the undistributed earnings of any consolidated Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary of the Parent is restricted (whether such restriction arises by operation of Law (including Law applicable to a foreign Subsidiary), by agreement, by its articles of incorporation or by-laws (or other constituent documents), or otherwise), (c) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (d) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Parent or any consolidated Subsidiary of the Parent.

                  "Consolidated Net Worth" at any time, with respect to the Parent and its consolidated Subsidiaries shall mean the total amount of stockholders' equity of the Parent and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP (exclusive of the effects of foreign currency translations on the balance sheet).

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with any Loan Party is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Corresponding Source of Funds" shall mean, with respect to any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Domestic Funding Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Funding Office) or such other office as such Lender may hereafter designate as its Domestic Funding Office by notice to the Borrower and the Agent.

                  "Domestic Subsidiaries" shall mean each Subsidiary of the Parent incorporated under the laws of the District of Columbia or under the laws of any state or commonwealth of the United States.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other written communication by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any

Environmental Concern Materials at any location, whether or not owned by such Person, in violation of any Environmental Law.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or
(d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Euro-Rate" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

                  "Euro-Rate Funding Period" shall have the meaning set forth in
Section 2.04(c) hereof.

                  "Euro-Rate Option" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

                  "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.09(c)(i) hereof. If no

Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

                  "Euro-Rate Reserve Percentage" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

                  "Event of Default" shall mean any of the Events of Default described in Section 8.01 hereof.

                  "Existing Credit Facilities" means (a) the Credit Agreement, dated as of February 12, 1999, by and among the Borrower, the Parent (as guarantor) and Mellon (as lender), (b) the Credit Agreement dated as of August 27, 1999 by and among the Borrower, the Parent (as guarantor) and Mellon (as lender), and (c) the Credit Agreement dated as of January 4, 2000, by and among the Borrower, the Parent (as guarantor) and Mellon (as lender); in each case as amended.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive absent manifest error) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Funding Breakage Date" shall have the meaning set forth in
Section 2.10(b) hereof.

                  "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.10(b) hereof.

                  "Funding Segment" of the Euro-Rate Portion of the Loans at any time shall mean the entire principal amount of the Euro-Rate Portion to which at the time in question there is applicable a particular Euro-Rate Funding Period beginning on a particular day and ending on a particular day. (By definition, the Euro-Rate Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of the Euro-Rate Portion at any time equals the principal amount of the Euro-Rate Portion at such time.)

                  "GAAP" shall have the meaning set forth in Section 1.03 hereof.

                  "Governmental Action" shall have the meaning set forth in
Section 4.04 of the Long Term Credit Agreement hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guaranteed Obligations" shall mean all obligations from time to time of the Borrower to the Lenders under or in connection with any Loan Document, whether for principal, interest, fees, indemnities, expenses or otherwise, and all refinancings or refundings thereof, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including but not limited to obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not enforceable or allowable in such proceeding). Without limitation of the foregoing, such obligations include all obligations arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied. Without limitation of the foregoing, the Lender (or any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including, without limitation, all or any portion of any commitment to extend credit), or any other Guaranteed Obligations, to any other Person, and such Guaranteed Obligations (including, without limitation, any Guaranteed Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guaranteed Obligations entitled to the benefit of the Agreement.

                  "Guarantors" shall mean the Parent and the Domestic Subsidiaries.

                  "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "Indebtedness" of a Person shall mean (without duplication) and in each case except for trade accounts payable in the ordinary course of business:

                  (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                  (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (c) All obligations of such Person for the deferred purchase price of property or services;

                  (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) The unreimbursed amount of all drawings under any letter of credit issued for the account of such Person;

                  (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                  (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP;

                  (h) All obligations of such Persons under any Swaps; and

                  (i) All indebtedness of others as to which such Person is a Deemed Guarantor under a Guaranty Equivalent.

                  "Indemnified Parties" shall mean the Lender Parties and their respective affiliates, and their respective directors, officers, employees, attorneys and agents.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 10.14 hereof pertaining to Persons becoming or ceasing to be Lenders.

                  "Lender Parties" shall mean the Lenders and the Agent.

                  "LIBID Rate" as of any Funding Breakage Date shall mean the rate of interest determined in good faith by a Lender in accordance with its usual procedures (which determination shall be conclusive) to be the average of rates per annum for deposits in Dollars bid for by major money center banks in the euro-dollar interbank market for delivery on the Funding Breakage Date, which deposits are of an amount comparable to the Funding Segment that is paid, prepaid or converted to the Base Rate Option and which deposits mature on the last day of the corresponding Euro-Rate Funding Period (or if no such deposits mature on such date, the rate determined by standard securities interpolation methods as applied to deposits maturing as close as possible to, but earlier than, such date, and to deposits maturing as close as possible to, but later than, such date).

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                  "Loan" shall mean any loan made by a Lender to the Borrower under this Agreement and "Loans" shall mean all Loans made by the Lenders under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guarantees, the Transfer Supplement and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "Loan Party" shall mean the Borrower and the Guarantors.

                  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                  "Long Term Commitments" shall mean the aggregate "Revolving Credit Commitments" of the "Lenders" (each as defined in the Long Term Credit Agreement) under the Long Term Credit Agreement.

                  "Long Term Credit Agreement" shall mean that certain Credit Agreement dated the date hereof, by and among the Borrower party thereto, the Lenders named therein, the Issuing

Banks referred to therein, the Guarantors named therein and Mellon Bank, N.A., as the Agent, as amended from time to time.

                  "Long Term Loan Documents" shall mean the Loan Documents as defined in the Long Term Credit Agreement.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of a Loan Party and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of any Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Mellon" shall mean Mellon Bank, N.A. in its individual capacity.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

                  "Net Income" of any Person for any period shall mean the net earnings (or loss) after taxes of such Person for such period determined in accordance with GAAP (exclusive of principles of consolidation).

                  "Note" or "Notes" shall mean the Revolving Credit Notes of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or in part.

                  "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.12(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender or the Agent from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of the Loans, Reimbursement Obligations, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made or the Letters of Credit were issued in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend and to issue Letters of Credit. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Office," when used in connection with the Agent, shall mean its office located at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259, or at such other office or offices of the Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

                  "Option" shall mean the Base Rate Option or the Euro-Rate Option, as the case may be.

                  "Parent" shall mean Black Box Corporation, a Delaware corporation.

                  "Parent Guaranty" shall have the meaning set forth in Section 5.01(o) hereof.

                  "Participant" shall have the meaning set forth in Section 10.14(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                  (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                  (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                  (c) Any Reportable Event occurs with respect to a Plan;

                  (d) Any action occurs or is taken which could result in any Loan Party becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or any Loan Party or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                  (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or any Loan Party or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Person" shall mean an individual or a corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which any Loan Party or any Controlled Group Member is or has been within the preceding five (5) years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five (5) years maintained for employees of any Loan Party or any Controlled Group Member.

                  "Portion" shall mean the Base Rate Portion or the Euro-Rate Portion, as the case may be.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by any Loan Party to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Lenders, or any combination of the foregoing, would constitute an Event of Default.

                  "Pricing Grid" means the table identified as such in Annex A.

                  "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A. as its prime rate, such rate to change automatically effective as of the effectiveness of each announced change in such prime rate which rate may be greater or less then other interest rates charged by Mellon Bank, N.A. to other borrowers and is not solely based or dependent upon the interest rate which Mellon Bank, N.A. may charge any particular borrower or class of borrowers.

                  "Pro Rata" shall mean from or to each Lender in proportion to such Lender's Commitment Percentage.

                  "Purchasing Lender" shall have the meaning set forth in
Section 10.14(c).

                  "Register" shall have the meaning set forth in Section
10.14(d).

                  "Reportable Event" means (a) a reportable event described in
Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Required Lenders" shall mean, as of any date, Lenders which have Commitments constituting, in the aggregate, at least a majority of the total Commitments of all the Lenders or, if the Commitments have terminated, Lenders holding in the aggregate at least a majority of the Revolving Credit Exposures.

                  "Responsible Officer" with respect to any Loan Party shall mean the Chief Executive Officer, President, any Vice President, Treasurer, Chief Financial Officer or Controller of such Loan Party.

                  "Revolving Credit Commitment" shall have the meaning set forth in Section 2.01(a) hereof.

                  "Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.01(a) hereof.

                  "Revolving Credit Exposure" of any Lender at any time shall mean the sum at such time of the outstanding principal amount of such Lender's Revolving Credit Loans.

                  "Revolving Credit Extensions of Credit" shall mean, at any particular time, aggregate unpaid principal amount of Revolving Credit Loans then outstanding.

                  "Revolving Credit Loans" shall have the meaning set forth in
Section 2.01(a) hereof.

                  "Revolving Credit Maturity Date" shall mean April 4, 2001.

                  "Revolving Credit Notes" shall mean the promissory notes of the Borrower executed and delivered under Section 2.01(c) hereof, any promissory note issued in substitution therefor pursuant to Section 10.14(c) and Section 2.12(b), together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount the can reasonably be expected to become an actual or matured liability.

                  "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is:

                  (a) The same day in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

                  (b) At least three (3) London Business Days in advance in the case of selection of the Euro-Rate Option or prepayment of any Euro-Rate Portion.

Standard Notice must be provided no later than 12:00 Noon, Pittsburgh time, on the last day permitted for such notice.

                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Subsidiary Guarantees" shall have the meaning set forth in
Section 5.01(n) hereof.

                  "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "Taxes" shall have the meaning set forth in Section 2.11(a) hereof.

                  "Transfer Supplement" shall have the meaning set forth in
Section 10.14(c) hereof.

                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Agent or any Lender include good faith estimates by the Agent or any Lender (in the case of quantitative determinations) and good faith beliefs by the Agent or any Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the reasonable fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03. Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (c) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

                  (i) The Lenders agree that such violation shall not be considered to constitute an Event of Default or a Potential Default for a period of ninety (90) days from the date the Borrower notifies the Agent of the application of this Section 1.03(c);

                  (ii) The Borrower and the Lenders agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                  (iii) If the Borrower and the Lenders are unable to negotiate such an amendment within such ninety-day period, the Borrower shall have the option of (A) prepaying the Revolving Credit Loans and causing the cancellation of any Letters of Credit (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the Borrower and the Agent which shall complete its draft of such amendment within ninety (90) days of submission; if the Borrower and the Lenders cannot agree, the firm shall be selected by binding arbitration in the City of Pittsburgh, Pennsylvania, in accordance with the rules then being used by the American Arbitration Association. If the Borrower does not exercise either such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date. Each Lender agrees that if the Borrower elects the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

                  (d) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Lenders shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof or any of the covenants of the Borrower in
Article VII of the Long Term Credit Agreement (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished,

                  (i) The Agent shall notify the Borrower of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Borrower in its financial statements for the purpose of applying the Financial Provisions; and

                  (ii) The Borrower and the Lenders shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection (c) of this Section. If the Borrower and the Lenders are unable to agree on an amendment as provided in said paragraph (ii) and if the Borrower does not exercise either option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the

         Relevant Date, except that the specified change in GAAP which is objected to by the Lenders shall not be made in applying the Financial Provisions. The Lenders agree that if the Borrower elects the option in clause (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified change in GAAP shall not be made in applying the Financial Provisions.

                  (e) All expenses of compliance with this Section 1.03 shall be paid for by the Borrower.


                                   ARTICLE II
                                REVOLVING CREDIT

                  2.01. Revolving Credit Loans.

                  (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that the aggregate principal amount of such Lender's Pro Rata share of the total Revolving Credit Extensions of Credit at any time outstanding would exceed such Lender's Revolving Credit Committed Amount at such time. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth on the Commitment Schedule across from its name.

                  (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

                  (c) Revolving Credit Note. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower, dated the Closing Date, (the "Revolving Credit Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Revolving Credit Committed Amount.

                  (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date and, to the extent that the aggregate Revolving Credit Extensions of Credit at any time outstanding is in excess of the aggregate of all Revolving Credit Committed Amounts at such time (whether as a result of the reduction of the Revolving Credit Committed Amounts or otherwise), a portion of the Revolving Credit Loans in an amount equal to such excess shall be immediately due and payable.

                  2.02. Commitment Fee. The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") calculated at the Commitment Fee Rate for each day from and including the date hereof to but not including the Revolving Credit Maturity Date (or such earlier date on which the Revolving Credit Commitment terminates), on the amount (not less than zero) equal to (a) such Lender's Revolving Credit Committed Amount minus (b) such Lender's Revolving Credit Extensions of Credit on such day. Such Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid (x) on the first (1st) day of each January, April, July and October and (y) on the date of each reduction of the Revolving Credit Committed Amounts on the amount so reduced and (z) on the Revolving Credit Maturity Date. For purposes hereof, the "Commitment Fee Rate" for each day shall mean the applicable percentage set forth in Annex A based on the Applicable Tier on such day times 1/360.

                  2.03. Making of Loans. Whenever the Borrower desires that the Lenders make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which such proposed Loans are to be made;

                  (b) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.03, and which shall be an integral multiple of $100,000 for Loans subject to the Base Rate and not less than $250,000 or such amount plus an integral multiple of $100,000 in excess thereof for the Funding Segment of the Euro-Rate Portion;

                  (c) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion, as the case may be, of such proposed Loans; and

                  (d) With respect to each such Funding Segment of such proposed Loans, the Euro-Rate Funding Period to apply to such Funding Segment, selected in accordance with Section 2.04(c) hereof.

Standard Notice having been so provided, the Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan. Unless any applicable condition specified in Article V hereof has not been satisfied, on the date specified in such Standard Notice, each Lender shall make the proceeds of its Loan available to the Agent, no later than 2:00 p.m., Pittsburgh time, in funds immediately available at the Agent's Office. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Office.

                  2.04. Interest Rates.

                  (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Loans. The aggregate number of Funding Segments applicable to the Euro-Rate Portion of the Loans at any time shall not exceed six (6).

                  (i) Base Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Base Rate for such day plus the Applicable Margin for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) 0.50% plus the Federal Funds Effective Rate for such day such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

                  (ii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. The "Euro-Rate" for any day shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/1000 of 1%)
         (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two (2) London Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Euro-Rate Funding Period (except that the Euro-Rate with respect to a two-week Euro-Rate Funding Period shall be determined on the basis of deposits having a maturity of one month and not two weeks, with no amount to be due pursuant to Section 2.10(b) as a result thereof) by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                  The "Euro-Rate" may also be expressed by the following formula:

                              [average of the rates offered to major money     ]
                              [center banks in the London interbank market     ]
         Euro-Rate =          [determined by the Agent per subsection (A)      ]
                               ------------------------------------------------}
                              [1.00 - Euro-Rate Reserve Percentage             ]

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/1000 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not any Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

                  The Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive if made in good faith.

                  (b) Applicable Margin. The Applicable Margin for each day shall mean the applicable percentage set forth in Annex A for each interest rate option based on the Applicable Tier on such day, provided that, from the Closing Date through September 30, 2001 the Applicable Tier shall be no lower than Tier II.

                  (c) Euro-Rate Funding Periods. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods during which the Euro-Rate Option shall apply, such periods being two weeks or one, two, three or six months ("Euro-Rate Funding Period"); provided, that (i) each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Agent (which determination shall be conclusive); (ii) the Borrower may not select a Euro-Rate Funding Period that would end after the Revolving Credit Maturity Date; and (iii) the Borrower shall, in selecting any Euro-Rate Funding Period, allow for scheduled mandatory payments of the Loans. Any Euro-Rate Funding Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Euro-Rate Funding Period shall end on the immediately preceding Business Day.

                  (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of (i) the Base Rate Portion shall be for not less than the lesser of $100,000 or the maximum amount available for Loans to which the Basic Rate Option applies and (ii) each Funding Segment of the Euro-Rate Portion of the Loans shall be $250,000 or an integral multiple of $100,000 in excess thereof.

                  (e) Euro-Rate Unascertainable; Impracticability. If

                  (i) on any date on which a Euro-Rate would otherwise be set the Agent (in the case of clauses (A) or (B) below) or any Lender (in the case of clause (C) below) shall have determined in good faith (which determination shall be conclusive) that:

                           (A) adequate and reasonable means do not exist for
                  ascertaining such Euro-Rate,

                           (B) a contingency has occurred which materially and
                  adversely affects the interbank eurodollar market, or

                           (C) the effective cost to such Lender of funding a
                  proposed Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Funding Segment, or

                  (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the Euro-Rate Option shall be suspended until the Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Agent) of the Agent's or such Lender's determination in good faith (which determination shall be conclusive) that the circumstance giving rise to such previous determination no longer exist.

                  If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.04(e), the Euro-Rate Portion of the Loans of such Lender (the "Affected Lender") shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

                  If at the time the Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.04(e) the Borrower previously has notified the Agent that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

                  (f) Availability of Funds. If at any time any Lender cannot access funds through traditional sources, as determined by such Lender in good faith (which determination shall be conclusive absent manifest error), and it is necessary for such Lender to access funding through the Federal Reserve System's Century Date Change Special Liquidity Facility Program (the "Alternative Funds"), then the interest rate applicable to such Lender's Pro Rata share of the Loans made with such Alternative Funds shall be equal to (i) the Federal Funds Effective Rate then in effect, plus (ii) 1.50%, plus (iii) the Applicable Margin determined by reference to the Leverage Ratio on such date.

                  2.05. Conversion or Renewal of Interest Rate Options.

                  (a) Conversion or Renewal. Subject to the provisions of Sections 2.09(c) and 2.10(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, the Borrower may convert any part of the Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion:

                  (i) At any time with respect to conversion from the Base Rate Option; or

                  (ii) At the expiration of any Euro-Rate Funding Period with respect to conversions from or renewals of the Euro-Rate Option, as to the Funding Segment corresponding to such expiring Euro-Rate Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Agent Standard Notice setting forth the following information:

                  (v) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                  (w) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed;

                  (x) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and

                  (y) With respect to each Funding Segment to be converted to or renewed, the Euro-Rate Funding Period selected in accordance with
         Section 2.04(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed.

Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

                  (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.05(a)(ii) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Euro-Rate Funding Period.

                  2.06. Prepayments Generally. Whenever the Borrower desires or is required to prepay any part of the Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this
Section 2.06; and

                  (c) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each part of each Funding Segment of the Euro-Rate Portion to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.07. Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (subject, however, to Section 2.10(b) hereof):

                  (a) At any time with respect to any part of the Base Rate Portion; or

                  (b) At the expiration of any Euro-Rate Funding Period with respect to prepayment of the Euro-Rate Portion with respect to any part of the Funding Segment corresponding to such expiring Euro-Rate Funding Period.

Any such prepayment shall be made in accordance with Section 2.06 hereof.

                  2.08. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable on the first (1st) Business Day of each calendar month. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also on the last day of the third month of such Euro-Rate Funding Period (subject to the rules of

Section 2.04(c) and Section 10.01). After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.09. Pro Rata Treatment; Payments Generally; Interest on Overdue Amounts.

                  (a) Pro Rata Treatment. Each borrowing and conversion and renewal of interest rate Options hereunder shall be made, and all payments made in respect of principal, interest and Commitment Fees due from the Borrower hereunder or under the Notes shall be applied, Pro Rata from and to each Lender, except for payments of interest involving an Affected Lender as provided in
Section 2.04(e) hereof, payments to a Lender under Sections 2.10 or 2.11 hereof. The failure of any Lender to make a Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither the Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan.

                  (b) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars by 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office. Any payment or prepayment received by the Agent after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Agent.

                  (c) Default Interest. To the extent permitted by law, from and after the date on which an Event of Default shall have occurred hereunder, and so long as such Event of Default continues to exist, principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

                  (i) In the case of any part of the Euro-Rate Portion, (A) until the end of the applicable then-current Euro-Rate Funding Period at a rate per annum two percent (2%) above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

                  (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, two percent (2%) above the then-current Base Rate Option.

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

                  2.10. Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

                  (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans, the Letters of Credit or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which such Lender's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon any Lender or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any Loan, or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by such Lender (which determination shall be conclusive) to be necessary to compensate such Lender or such Notional Euro-Rate Funding

Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to such Lender five (5) Business Days after such notice is given. A certificate by such Lender as to the amount due and payable under this Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive. Each Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this Section 2.10(a); provided, however, that any failure of any Lender to give any such notice shall have no effect on the Borrower's obligations hereunder.

                  (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to the Base Rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Euro-Rate Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay each Lender an amount ("Funding Breakage Indemnity") determined by such Lender by calculating the following amount: (A) the principal amount of such Funding Segment of the Loans owing to such Lender which so became due, or which was so paid, prepaid or converted, times (B) the greater of (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the market LIBID Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360. Such Funding Breakage Indemnity shall be due and payable on demand and each Lender shall, upon making such demand, notify the Agent of the amount so demanded. The amount payable to the Lender under this Section 2.10(b) shall be determined in good faith by such Lender, and such determination shall be conclusive absent manifest error.

                  2.11. Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                  (i) in the case of the Agent and each Lender, income or franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between the Agent or such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) Indemnity. The Borrower hereby indemnifies the Agent and each of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Agent or such Lender, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

                  (c) Withholding and Backup Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any state thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Borrower and the Agent

                           (i) two valid, duly completed copies of United States
                  Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and

                           (ii) a valid, duly completed Internal Revenue Service
                  Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                  2.12. Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.04(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.10(a) hereof, and if such Lender determines in its sole discretion that such transfer would be practicable and would not have a Material Adverse Effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

                  (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more substitute promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Revolving Credit Loans to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.12(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were the Revolving Credit Note payable to such Lender's order.

                  2.13. Conversion to Term Loan on the Revolving Credit Maturity
                        Date.

                  (a) Term Loan Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lenders agree (such agreement being herein called the "Term Loan Commitment") to make a term loan (the "Term Loan") to the Borrower on the Revolving Credit Maturity Date in such principal amount as may be requested by the Borrower but not exceeding the outstanding principal amount of Revolving Credit Loans on such date.

                  (b) Nature of Credit. The Borrower may not reborrow amounts repaid with respect to Term Loans.

                  (c) Term Loan Note. The obligation of the Borrower to repay the unpaid principal amount of the Term Loan made to it by the Lenders and to pay interest thereon in accordance with this Section 2.13 shall be evidenced in part by a promissory note of the Borrower to each Lender, dated the Revolving Credit Maturity Date, in substantially the form of Exhibit J hereto, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to the principal amount of the Term Loan made under subsection (a) hereof (the "Term Loan Note").

                  (d) Amortization and Maturity. The principal of the Term Loan made on the Revolving Credit Maturity Date shall be due and payable in eight (8) equal quarterly installments each in an amount equal to one-eighth (1/8) of the original amount of the Term Loan, commencing on the last Business Day of the fiscal quarter next following the Revolving Credit Maturity Date and continuing on the last Business Day of each fiscal quarter thereafter, with the final installment of the then unpaid principal amount of the Term Loan due and payable on the day which is the second anniversary of the Revolving Credit Maturity Date.


                                  ARTICLE III
                            [INTENTIONALLY OMITTED]

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


                  4.01. Incorporation by Reference. The representations and warranties contained in the Long Term Credit Agreement and the defined terms used therein are incorporated herein by referenced as if set forth in full. The Loan Parties hereby represent and warrant to the Agent and each Lender that such representations and warranties of the Loan Parties contained therein are true and correct.


                                   ARTICLE V
                             CONDITIONS OF LENDING

                  5.01. Conditions to Making Initial Loans. The obligation of each Lender to make Loans on the Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent, in addition to the conditions precedent set forth in Section 5.02 hereof:

                  (a) Agreement; Notes. The Agent shall have received an executed counterpart of this Agreement for each Lender, duly executed by each Loan Party, and an executed Revolving Credit Note for each Lender, conforming to the requirements hereof, duly executed on behalf of the Borrower.

                  (b) Corporate Proceedings. The Agent shall have received, with a counterpart for each Lender, certificates by the Secretary or Assistant Secretary of each Loan Party dated as of the Closing Date as to (i) true copies of the certificates of incorporation and by-laws of each Loan Party in effect on such date, (ii) true copies of all corporate action taken by each Loan Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Loan Party executing this Agreement and the other Loan Documents to which such Loan Party is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Agent shall have received, with a photocopy for each Lender, certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the Closing Date showing the good standing of each Loan Party in its state of incorporation.

                  (c) Legal Opinion of Counsel to the Loan Parties. The Agent shall have received an opinion addressed to the Agent and each Lender, dated the Closing Date, of counsel to each of the Loan Parties as to such matters as may be requested by the Agent and in form and substance satisfactory to the Agent.

                  (d) Fees, Expenses, etc. The Borrower shall have paid all out-of-pocket costs and expenses incurred by the Agent or the Lenders in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and in connection with the transactions contemplated hereby and thereby, including without limitation attorney's fees and costs, lien search fees, filing fees and appraisal costs.

                  (e) No Default. On the Closing Date, no Potential Default or Event of Default shall have occurred or be continuing.

                  (f) Representations and Warranties. On the Closing Date, all representations and warranties of the Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such time.

                  (g) Financial Statements. The Agent shall have received, with a counterpart for each Lender, copies of the consolidated financial statements referred to in Section 4.06 of the Long Term Credit Agreement.

                  (h) Financial Forecast. The Agent shall have received the three-year financial forecast of the Parent, including balance sheets, income statements and cash flow statements, and shall have determined, in its absolute discretion, that the three-year forecast is satisfactory.

                  (i) Market Conditions. No change in the financial or capital market conditions generally shall have occurred that, in the judgment of the Agent, would materially impair the Agent's ability to syndicate the Loans to other Lenders.

                  (j) Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Parent and its consolidated Subsidiaries considered as a whole has occurred since March 31, 1999.

                  (k) No Litigation. No actions, suits, arbitration proceedings or other proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, or any properties or rights of the Borrower which, if determined adversely to the Borrower, would have a Material Adverse Effect, or which seeks to challenge or prevent or declare illegal the transactions contemplated by this Agreement or any of the Loan Documents.

                  (l) Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments as may be requested by any Lender. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, each Lender and their counsel. The Agent, each Lender and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Agent or such counsel shall reasonably request.

                  (m) Existing Credit Agreements. The Existing Credit Agreements shall have been terminated and shall be of no further force and effect, and all amounts outstanding thereunder shall have been paid in full.

                  (n) Guarantees. The Agent shall have received a Guaranty and Suretyship Agreement in substantially the form of Exhibit D hereto (the "Parent Guaranty"), duly executed by the Parent and (ii) a Guaranty and Suretyship Agreement in substantially the form of Exhibit E hereto (the "Subsidiary Guarantees"), duly executed by each Domestic Subsidiary.

                  (o) Dividends and Distributions. There shall be no limitation on the ability of any Loan Party to (i) declare or pay Stock Payments to the Borrower, or any Subsidiary of the Borrower or the Parent, (ii) pay any indebtedness, obligations or liabilities owed to the Borrower or any Subsidiary of the Borrower or the Parent, (iii) make or suffer to exist or remain outstanding any loan or advance to the Borrower or (iv) otherwise upstream cash in any manner to the Borrower except:

                           (a) Restrictions pursuant to the Loan Documents and
the Long Term Loan Documents;

                           (b) Legal restrictions of general applicability under
the corporation law under which such Loan Party is incorporated, and fraudulent conveyance or similar laws or general applicability for the benefit of creditors of such Loan Party generally;

                           (c) Nonassignment provisions of any executory
contract or of any lease by the Borrower or such Loan Party as lessee;

                           (d) Restrictions generally found within performance
contracts; and

                           (e) Restrictions generally found within performance
bonds.

                  5.02. Conditions to All Loans. The obligation of each Lender to make any Loan (including the initial Loans) is subject to performance by each of the Loan Parties of their respective obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

                  (a) Notice. Appropriate notice of such Loan shall have been given by the Borrower as provided in Article II hereof.

                  (b) Representations and Warranties. Each of the representations and warranties made by each Loan Party herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (except with respect to representations and warranties which specifically refer to an earlier date, which shall be true and correct in all material respects as of such earlier date), both before and after giving effect to the Loans requested to be made.

                  (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made.

                  (d) No Violations of Law, etc. Neither the making nor use of the Loans shall cause any Lender to violate or conflict with any Law.

                  (e) No Material Adverse Change. There shall not have occurred a material adverse change in the business, operations, assets or condition (financial or otherwise) or prospects of any Loan Party since the Closing Date.

Each request by the Borrower for any Loan (including the initial Loans) shall constitute a representation and warranty by the Loan Parties that the conditions set forth in this Section 5.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from any Loan Party to the contrary before such Loan is made shall constitute a further representation and warranty by the Loan Parties that the conditions referred to in this Section
5.02 have been satisfied as of the date such Loan is made.


                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS


                  6.01. Incorporation by Reference. Each of the affirmative covenants set forth in Article VI of the Long Term Credit Agreement and the defined terms used therein are hereby incorporated by reference as if set forth in full.


                                  ARTICLE VII
                               NEGATIVE COVENANTS


                  7.01. Incorporation by Reference. Each of the negative covenants set forth in Article VII of the Long Term Credit Agreement and the defined terms used therein are hereby incorporated by reference as if set forth in full.


                                  ARTICLE VIII
                                    DEFAULTS

                  8.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Any Loan Party shall fail to pay (i) when due principal on any Loan, (ii) within three (3) days after the date when due, interest on any Loan, or (iii) within ten (10) days after the date when due, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document.

                  (b) Any representation or warranty made or deemed made by any Loan Party or any Subsidiary of any Loan Party in or pursuant to or in connection with any Loan Document, or any statement made by any Loan Party or any Subsidiary of any Loan Party in any financial statement, certificate, report, exhibit or document furnished by any Loan Party or any Subsidiary of any Loan Party to the Agent or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (c) Any Loan Party shall default in the performance or observance of Section 7.01 through 7.04, inclusive or Section 7.12 of the Long Term Credit Agreement, which have been incorporated herein by reference; or any Loan Party shall default in the performance or observation of any other covenant contained in Article VII of the Long Term Credit Agreement, which has been incorporated herein by reference or the covenant contained in Section 6.01(i) of the Long Term Credit Agreement, which has been incorporated herein by reference and such defaults shall have continued for a period of ten (10) days.

                  (d) Any Loan Party shall default in the performance or observance of any other material covenant, agreement or duty under this Agreement or any other Loan Document and such default shall have continued for a period of thirty (30) Business Days.

                  (e) Any Loan Party or any Subsidiary of any Loan Party shall default beyond any applicable cure period in the payment of principal or interest on any obligation for borrowed money in excess of $2,000,000 or in the performance of any provision contained in any instrument under which any such obligation for borrowed money is created or secured (including the breach of any covenant thereunder) if an effect of such default is to cause, or permit any Person to cause such obligation to become due prior to its stated maturity, unless, solely with respect to a non-payment default (i) such Loan Party or such Subsidiary is actively and diligently contesting the existence of such default and (ii) the obligee has not taken any action to accelerate the maturity of such obligation or to exercise any other remedy available to it under such instrument.

                  (f) One or more judgments for the payment of money shall have been entered against any Loan Party or any Subsidiary of any Loan Party, which judgment or judgments exceed $2,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty
(30) consecutive days.

                  (g) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Lender shall determine in good faith (which determination shall be conclusive) absent manifest error that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (h) There shall have occurred a material adverse change in the business, condition (financial or otherwise), results of operations or prospects of any Loan Party.

                  (i) A proceeding shall have been instituted in respect of any Loan Party or any Subsidiary of any Loan Party

                  (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, and such proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days; or

                  (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days.

                  (j) Any Loan Party or any Subsidiary of any Loan Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its or his business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.01(i)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.01(i)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property other than proceedings for the voluntary liquidation and dissolution of a Subsidiary of the Parent permitted by Section
6.04 of the Long Term Credit Agreement, or shall take any action in furtherance of any of the foregoing.

                  (k) This Agreement or any Loan Document or term or provision hereof or thereof shall cease to be in full force and effect, or the Borrower shall, or shall purport to, terminate (other than termination in accordance with the terms of this Agreement), repudiate, declare voidable or void or otherwise contest, this Agreement or any Loan Document or term or provision hereof or thereof or any obligation or liability of the Borrower hereunder or thereunder.

                  (l) The Parent shall cease to own, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of the Borrower.

                  (m) A Change of Control shall occur.

                  8.02. Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (m) of Section 8.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder, and the Agent may upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

                  (i) Declare the Revolving Credit Commitment terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (i) or (j) of Section 8.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.


                                   ARTICLE IX
                                   THE AGENT

                  9.01. Appointment. Each Lender hereby irrevocably appoints Mellon to act as Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 9.10 hereof. Each Lender hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Agent. Each Lender agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

                  9.02. General Nature of Agent's Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

                  (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any Loan Document or shall otherwise exist; provided, however, that nothing contained in this Article IX shall affect the express duties and responsibilities of the Agent to the Borrower under this Agreement and the other Loan Documents.

                  (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender.

                  (c) The Agent is and shall be solely the agent of the Lenders. The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrower or any other Person (except only for its relationship as agent for the Lenders, and its express duties and responsibilities to the Lenders and the Borrower, as provided in this Agreement and the other Loan Documents).

                  (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                  9.03. Exercise of Powers. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. Subject to Section 9.04(a) hereof, the Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section.

                  9.04. General Exculpatory Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

                  (a) The Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

                  (b) The Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document, or (iii) any failure of any Lender to perform any of its obligations under this Agreement or any other Loan Document.

                  (c) The Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or their respective Subsidiaries, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries, or any other Person, or (iii) except to the extent set forth in Section 9.05(f) hereof, the existence of any Event of Default or Potential Default.

                  (d) The Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender.

                  9.05. Administration by the Agent.

                  (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

                  (b) The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                  (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or any Lender, such matter may be established by a certificate of the applicable Borrower or such Lender, as the case may be, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                  (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

                  (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in fact selected and supervised by it with reasonable care.

                  (f) The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless the Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Event of Default or Potential Default. If the Agent receives such a notice, the Agent shall give prompt notice thereof to each Lender.

                  9.06. Lender Not Relying on Agent or Other Lenders. Each Lender acknowledges as follows: (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it. (b) It has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents. (c) It will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

                  9.07. Indemnification. Each Lender agrees to reimburse and indemnify the Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limitation of the obligations of the Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for the Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such other Person, as finally determined by a court of competent jurisdiction. Payments under this Section 9.07 shall be due and payable on demand, and to the extent that any Lender fails to pay any such amount on demand, such amount shall bear interest for each day from the date of demand until paid (before and after judgment) at a rate per annum (calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) which for each day shall be equal to the Prime Rate.

                  9.08. Agent in its Individual Capacity. With respect to its Revolving Credit Commitments and the Obligations owing to it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lenders," "holders of Notes" and like terms shall include the Agent in its individual capacity as such. The Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, the Borrower and any stockholder, subsidiary or affiliate of the Borrower, as though the Agent were not the Agent hereunder.

                  9.09. Holders of Notes. The Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section 10.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

                  9.10. Successor Agent. The Agent may resign at any time by giving 10 days' prior written notice thereof to the Lenders and the Borrower. The Agent may be removed by the Required Lenders at any time by giving 10 days' prior written notice thereof to the Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Each successor Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Borrower or Lender for whose account such payment is made.

                  9.11. Additional Agents. If the Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lenders and if the Borrower and the Required Lenders shall consent (which consent shall not be unreasonably withheld), the Agent and the Borrower shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other Persons approved by the Agent, to act as co-Agent, with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Agent under this Agreement or any other Loan Document.

                  9.12. Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled.

                  9.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its individual account, Agent's fees in the amounts set forth in the Agent's fee letter.

                  9.14. Funding by Agent. Unless the Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its Pro Rata share of such Loans, the Agent may assume that such Lender will make its Pro Rata share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Agent's own account, for each day from and including the date of the Agent's payment to and including the date of repayment to the Agent (before and after judgment) at the rate per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                                   ARTICLE X
                                 MISCELLANEOUS

                  10.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 2.04(c) with respect to Euro-Rate Funding Periods) and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  10.02. Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Revolving Credit Committed Amount and the accrued and unpaid Commitment Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

                  10.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Required Lenders and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of the Borrower, the Agent or any Lender. Any such amendment, modification or supplement made in accordance with the provisions of this Section shall be binding upon the Borrower, each Lender and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Lenders, and only as so directed, provided, that no such amendment, modification or supplement may be made which will:

                  (a) Increase the Revolving Credit Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

                  (b) Reduce the principal amount of or extend the time for any payment of any Loan, or reduce the amount of or rate of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Commitment Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

                  (c) Change the definition of "Required Lenders" or amend this
Section 10.03, without the written consent of all the Lenders;

                  (d) Release all or substantially all of the Guarantors or reduce the Guaranteed Obligations of all or substantially all of the Guarantors under any of the Subsidiary Guarantees in connection with the sale or other disposition of all of the capital stock of and other equity interests in such Guarantor to a Person or Persons other than a Loan Party, other than in connection with a sale or other disposition which is in compliance with this Agreement and the Loan Documents (a "Permitted Sale"), without the written consent of all Lenders;

                  (e) Release any "Guarantor" or reduce any Guaranteed Obligations of any Guarantor under the Parent Guaranty, other than in connection with a Permitted Sale or the liquidation, dissolution or merger of a Guarantor permitted hereby, without the written consent of all Lenders;

                  (f) Amend or waive any of the provisions of Article IX hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

                  (g) change any voting percentages without the written consent of all the Lenders;

and provided further, that Transfer Supplements may be entered into in the manner provided in Section 10.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  10.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which either the Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  10.05. Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any other Loan Document shall be in writing (including telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one (1) Business Day after delivery to a nationally-recognized overnight courier, or three (3) Business Days after deposit in the mail, except Standard Notice, which shall be effective when received by the Agent.

                  (b) Any Lender giving any notice to the Borrower shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                  (c) The Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower or any other Loan Party, and neither the Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

                  10.06. Expenses; Taxes; Indemnity.

                  (a) The Borrower agrees to pay or cause to be paid and to save the Agent and each of the Lenders harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs to the Agent and, with respect to costs incurred by the Agent, or any Lender pursuant to clause (iii) below, such counsel and local counsel) incurred by the Agent, or in the case of clause (iii) below any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan, Reimbursement Obligation or any other amount owing hereunder or thereunder by the Agent or any Lender and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any other Loan Document or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by any Loan Party or any Subsidiary of any Loan Party or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; or any exercise by the either the Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  10.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  10.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  10.09. Duration; Survival. All representations and warranties of each Loan Party contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Agent or any Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of each Loan Party contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Agent or any Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow, and all other events and conditions whatever. In addition, all obligations of each Lender to make payment to or indemnify the Agent shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's rights to borrow hereunder, and all other events or conditions whatsoever.

                  10.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  10.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and any Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

                  10.12. Set-Off. Each Loan Party hereby agrees that, to the fullest extent permitted by law, if an Event of Default shall occur and be continuing, and if any Obligation of such Loan Party shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to such Loan Party, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to such Loan Party by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Loan Party with such Lender. If an Event of Default shall occur and be continuing, such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the such Loan Party or any other Person, whether such indebtedness, obligation or liability owed to such Loan Party is contingent, absolute, matured or unmatured (it being agreed that such Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. Each Loan Party hereby agrees that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of any Lender or any Participant shall have the same rights of set-off as a Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of such Loan Party). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

                  10.13. Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower Pro Rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared Pro Rata among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a Pro Rata sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

                  10.14. Successors and Assigns; Participations; Assignments.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, all future holders of the Notes, the Agent and their respective successors and assigns, except that any Loan Party may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders and the Agent (which consent shall not be unreasonably withheld or delayed) and any purported assignment without such consent shall be void.

                  (b) Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Revolving Credit Commitments and the Loans owing to it and any Note held by it); provided, that

                  (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

                  (iv) such Participant shall be bound by the provisions of
         Section 10.13 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

                  (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections (a), (b),
         (c), (d), (e) or (f) of Section 10.03 hereof; notwithstanding the foregoing, in no event shall any participation by any Lender have the effect of releasing such Lenders from its obligations hereunder, and

                  (vi) no Participant shall be an Affiliate of any Loan Party or, in the reasonable judgment of the Agent and the Borrower, of a competitor of a Loan Party.

Each Loan Party agrees that any such Participant shall be entitled to the benefits of Sections 2.10 and 10.06 hereof with respect to its participation in the Revolving Credit Commitment and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transfer Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Revolving Credit Commitments and Loans owing to it and any Note held by it) to any Lender, any affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that

                  (i) any such assignment to a Purchasing Lender which is not a Lender or a Federal Reserve Bank shall be made only with the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld or delayed,

                  (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Revolving Credit Commitments and Revolving Credit Extensions of Credit then outstanding, and such assignment shall be in a minimum aggregate principal amount of $5,000,000 of the Revolving Credit Commitments and Revolving Credit Extensions of Credit then outstanding,

                  (iii) each such assignment shall be of a constant, and not a varying, percentage of each Revolving Credit Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents, and

                  (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit I to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and a processing and recording fee of $3,500; and, upon receipt thereof, the Agent shall accept such Transfer Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Transfer Supplement

                  (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

                  (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in an Transfer Supplement, the Borrower, at its expense, shall execute and deliver to the Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Revolving Credit Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Revolving Credit Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Agent shall mark the predecessor Notes "exchanged" and deliver them to the applicable Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

                  (d) Designation. (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designated Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

                  (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any Loan Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV. Notwithstanding any term or condition hereof, no SPV, unless it shall have become a Lender hereunder in accordance with the terms of Section 10.14(c), shall be a party hereto or have any right to vote or give or withhold its consent under this Agreement.

                  (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the later of (a) payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, (b) the payment in full of all Loans and (c) the termination of all Commitments, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

                  (iv) In addition, notwithstanding anything to the contrary contained in this Section 10.14(d) or otherwise in this Agreement (other than the proviso set forth directly below in the Section 10.14(d)(iv), any SPV may
(i) with notice to, but without the prior written consent of the Borrower or the Agent, at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV; provided, however, that in no event may any non-public financial information provided by the Borrower or any other Loan Party under Section 6.01 be provided by any SPV to any other Person. In no event shall the Borrower be obligated to pay to any SPV that has made a Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Designating Lender had made such Loan. This Section 10.14(d) may not be amended without the written consent of any Designating Lender affected thereby.

                  (e) Register. The Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Financial and Other Information. Each Loan Party authorizes the Agent and each Lender to disclose to any Participant and any prospective transferee any and all financial and other information in such Person's possession concerning any Loan Party and their respective Subsidiaries and affiliates which has been or may be delivered to such Person by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document or such Person's credit evaluation of any Loan Party and their respective Subsidiaries and affiliates, provided, however, that each prospective Participant and each prospective assignee or transferee of any interest in the Loan Documents shall be required to agree to the confidentiality provisions of this Agreement as contained in Section 10.17 hereto, prior to any such disclosure.

                  10.15. Governing Law; Submission to Jurisdiction: Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (b) Certain Waivers. EACH LOAN PARTY HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                  (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PERSON;

                  (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE LOAN PARTY AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 10.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                  (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY A LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE AGENT OR LENDER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  10.16. Termination of Existing Revolving Credit Facilities. Upon the execution and delivery of this Agreement by each of the parties hereto and the satisfaction of each of the other conditions set forth in Section 5.01 hereof, the Existing Revolving Credit Facilities and the Security Documents (as defined therein) and the obligations of Mellon, as lender thereunder to make Revolving Credit Extensions of Credit thereunder shall be, and hereby are, terminated and Mellon shall cause any Liens securing the Obligations thereunder to be terminated or released. Notwithstanding the foregoing, to the extent that any Revolving Credit Extensions of Credit or any other Obligations remain outstanding under any of the Existing Revolving Credit Facilities (including without limitation Letters of Credit), the Loan Parties hereby acknowledge and agree that such Revolving Credit Extensions of Credit and other Obligations shall constitute

Obligations of the Loan Parties hereunder and not under any of the Existing Revolving Credit Facilities.

                  10.17. Confidentiality. Each party hereto agrees to keep confidential any information concerning the business and financial activities of the other party hereto obtained in connection with this Agreement except information which (a) is lawfully in the public domain, (b) is obtained from a third party who is not bound by an obligation of confidentiality with respect to such information, (c) is required to be disclosed to any Governmental Authority having jurisdiction over such person but only to the extent of such requirement, or (d) is disclosed by the Agent or any Lender in accordance with Section 10.14 hereof.


                   [SIGNATURE PAGES BEGIN ON FOLLOWING PAGE]

              SIGNATURE PAGE 1 OF 8 TO SHORT TERM CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                         BORROWER:

                                         BLACK BOX CORPORATION OF
                                         PENNSYLVANIA

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:
                                         1000 Park Drive
                                         Pittsburgh, PA 15241
                                         Attn: Anna M. Baird
                                         Telephone: 412/873-6750
                                         Telecopier: 412/873-6784

                                         GUARANTORS:

                                         BLACK BOX CORPORATION and each of the
                                         DOMESTIC SUBSIDIARIES listed on Annex C
                                         attached hereto and made a part hereof

                                         By:____________________________________

                                         Title:_________________________________
                                               of Black Box Corporation and of
                                               each of the Domestic Subsidiaries
                                               listed on Annex C hereto

                                         Address for Notices:
                                         1000 Park Drive
                                         Pittsburgh, PA 15241
                                         Attn: Anna M. Baird
                                         Telephone: 412/873-6750
                                         Telecopier: 412/873-6784

              SIGNATURE PAGE 2 OF 8 TO SHORT TERM CREDIT AGREEMENT

                                         AGENT:

                                         MELLON BANK, N.A.

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:
                                         230 Two Mellon Bank Center
                                         Pittsburgh, PA 15259
                                         Attn: Mark T. Latterner
                                         Telephone: 412/236-1226
                                         Telecopier: 412/234-9010


                                         BANKS:

                                         MELLON BANK, N.A.

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:
                                         230 Two Mellon Bank Center
                                         Pittsburgh, PA 15259
                                         Attn: Mark T. Latterner
                                         Telephone: 412/236-1226
                                         Telecopier: 412/234-9010

              SIGNATURE PAGE 3 OF 8 TO SHORT TERM CREDIT AGREEMENT

                                         FIRST UNION NATIONAL BANK

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:

                                         100 North Queen Street
                                         PA 6915
                                         Lancaster, PA 17603
                                         Attn: Bobbi Meshey, Sales Assistant
                                         Telephone: (717) 291-3765
                                         Telecopier: (717) 291-3580

              SIGNATURE PAGE 4 OF 8 TO SHORT TERM CREDIT AGREEMENT

                                         FLEET NATIONAL BANK

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:

                                         69 State Street
                                         Albany, NY 12207
                                         Attn: Esther M. Farrell
                                         Telephone: (518) 447-3752
                                         Telecopier: (518) 447-2343

              SIGNATURE PAGE 5 OF 8 TO SHORT TERM CREDIT AGREEMENT

                                         NATIONAL CITY BANK OF PENNSYLVANIA

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:

                                         20 Stanwix Street
                                         Pittsburgh, PA 15222-4802
                                         Attn: Nancy L. Karlo
                                         Telephone: (412) 644-8120
                                         Telecopier: (412) 471-4883

              SIGNATURE PAGE 6 OF 8 TO SHORT TERM CREDIT AGREEMENT

                                         COMERICA BANK

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:
                                         500 Woodward Avenue, 9th Floor, MC 3280
                                         Detroit, MI 48275-3280
                                         Attn: Diana Pascoe, Customer Assistant
                                         Telephone: (313) 222-3678
                                         Telecopier: (313) 222-3330

              SIGNATURE PAGE 7 OF 8 TO SHORT TERM CREDIT AGREEMENT

                                         FIRSTAR BANK, N.A.

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:

                                         1350 Euclid Avenue, 8th Floor
                                         Cleveland, OH 44115
                                         Attn: Patti Gumbert
                                         Telephone: (920) 426-7913
                                         Telecopier: (920) 426-7655

              SIGNATURE PAGE 8 OF 8 TO SHORT TERM CREDIT AGREEMENT

                                         KEYBANK NATIONAL ASSOCIATION

                                         By:____________________________________

                                         Title:_________________________________

                                         Address for Notices:

                                         127 Public Square
                                         6th Floor - Large Corp.
                                         Cleveland, OH 44114
                                         Attn: Elise D. Jackson
                                         Telephone: (216) 689-0206
                                         Telecopier: (216) 689-4981

                           ANNEX A To Credit Agreement

                                  PRICING GRID

----------------------------------------------------------------------------------------------------------------------
            Applicable Tier                         Applicable Margin                      Commitment Fee Rate
======================================================================================================================
                                          EURO-RATE                      BASE RATE
                                          OPTION                         OPTION
======================================================================================================================
Tier I                                    .7500%                         0.00%                   .2000%
----------------------------------------------------------------------------------------------------------------------
Tier II                                   1.000%                         0.00%                   .2000%
----------------------------------------------------------------------------------------------------------------------
Tier III                                  1.250%                         0.25%                   .2000%
----------------------------------------------------------------------------------------------------------------------
Tier IV                                   1.500%                         0.50%                   .3250%
----------------------------------------------------------------------------------------------------------------------
Tier V                                    1.750%                         0.75%                   .3250%
----------------------------------------------------------------------------------------------------------------------


                  As used in this Agreement, the term "Applicable Tier" means, on any date, whichever of Tier I, Tier II, Tier III, Tier IV or Tier V applies on such date. Subject to the other provisions of this definition, on the Closing Date through September 30, 2000 the Applicable Tier shall be no lower than Tier
II. Thereafter, subject to the other provisions of this definition, (a) following the end of each fiscal quarter of the Parent, the Loan Parties shall prepare and deliver to the Agent in accordance with Section 6.01(d) a Quarterly Compliance Certificate, duly completed and signed by a Responsible Officer, computing which of the financial tests in the table set forth below the Loan Parties satisfy as of the last day of such fiscal quarter and (b) the Applicable Tier corresponding to such financial test shall take effect on the first day of the month following the month in which the Agent receives such Quarterly Compliance Certificate, and such Applicable Tier shall continue in effect until reset in accordance with this definition. If a Quarterly Compliance Certificate is not received by the Agent by the last day of the month in which it is required to be delivered under Section 6.01(d) of the Long Term Credit Agreement, then, without limiting any other rights and remedies of the Agent or any Lender, the Applicable Tier shall be deemed to be Tier V for each day from and including the first day of the month in which such Quarterly Compliance Certificate was required to be delivered to and including the fifth day after the date on which such Quarterly Compliance Certificate is received by the Agent. Notwithstanding anything to the contrary in this definition, the Applicable Tier shall be deemed to be Tier V in each day on which an Event of Default has occurred and is continuing.

                  For purposes of the foregoing, the "Applicable Tier" shall be determined by using the following chart:


--------------------------------------------------------------------------------------------------
       Applicable Tier                    Consolidated Leverage Ratio
==================================================================================================
Tier I                                    Less than or equal to 0.75 to 1
--------------------------------------------------------------------------------------------------
Tier II                                   Less than or equal to 1.25 and greater than 0.75 to
--------------------------------------------------------------------------------------------------
Tier III                                  Less than or equal to 1.75 and greater than 1.25 to 1
--------------------------------------------------------------------------------------------------
Tier IV                                   Less than or equal to 2.25 and greater than 1.75 to 1
--------------------------------------------------------------------------------------------------
Tier V                                    Greater than 2.25
--------------------------------------------------------------------------------------------------


                                [END OF ANNEX A]

                          ANNEX B To Credit Agreement

                              COMMITMENT SCHEDULE


--------------------------------------------------------------------------------
BANK                                                            COMMITMENT
----                                                            ----------
--------------------------------------------------------------------------------
Mellon Bank, N.A.                                             $12,333,333.33
--------------------------------------------------------------------------------
First Union National Bank                                     $10,000,000.00
--------------------------------------------------------------------------------
Fleet National Bank                                           $10,000,000.00
--------------------------------------------------------------------------------
National City Bank of Pennsylvania                            $10,000,000.00
--------------------------------------------------------------------------------
Comerica Bank                                                 $ 7,666,666.67
--------------------------------------------------------------------------------
Firstar Bank, N.A.                                            $ 5,000,000.00
--------------------------------------------------------------------------------
KeyBank National Association                                  $ 5,000,000.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           ANNEX C To Credit Agreement

                              DOMESTIC SUBSIDIARIES


<